EXHIBIT 16

                   Merdinger, Fruchter, Rosen & Company, P.C.
                          Certified Public Accountants
                               888 Seventh Avenue
                               New York, NY 10106
                               Tel: (212) 757-8400
                               Fax: (212) 757-6124


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20548

Gentlemen:

We have read and agree with the representation in Item 4 of Form 8-K/A of Aquatic Cellulose International Corp. dated January 8, 2003 relating to Merdinger, Fruchter, Rosen & Company, P.C.

                                  Very truly yours,

                                  /s/ MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C. MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C. Certified Public Accountants

New York, New York
January 10, 2003


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